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                                                                      EX-99.B10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 44/Amendment No. 293 to Registration Statement Nos. 033-07094/811-03365 on Form N-4 of our report dated March 24, 2008, relating to the financial statements of each of the Sub-Accounts of MetLife Investors USA Separate Account A and our report dated April 3, 2008, relating to the financial statements of MetLife Investors USA Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the fact that the Company's 2006 and 2005 financial statements have been restated), both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 15, 2008